EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2001 incorporated by reference in General Dynamics Corporation’s Form 10-K for the year ended December 31, 2000.

ARTHUR ANDERSEN LLP

Vienna, Virginia
November 30, 2001